Exhibit 23.01

                                 [Letter Head]

August 18, 2004

United States Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Re: Consent to be named in the Form SB-2 Registration Statement of DataPoint Corporation

Ladies and Gentlemen:

We hereby consent to the use of our report for the periods ended December 31, 2003 and 2003, dated July 15, 2004, in the above referenced Registration Statement. We also consent to the use of our name as experts in such Registration Statement.

Sincerely,

/s/ Mantyla McReynolds
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Mantyla McReynolds